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                                                                    Exhibit 23.5

                         INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the caption "Experts" in this Registration Statement of ENERSIS S.A. on Form F-4 and to the incorporation by reference therein of our report dated February 7, 2003, with respect to the Empresa Distribuidora Sur S.A. (Edusur S.A.) included in the ENERSIS S.A. Annual Report on Form 20-F for 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Pistrelli Henry Martin y Asociados S.R.L.
(Member Firm of Ernst & Young Global)

Buenos Aires, Argentina
February 19, 2004